OPPENHEIMER ROCHESTER NEW JERSEY MUNICIPAL FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains are determined in accordance with federal income tax requirements, which may differ from the character of net investment income or net realized gains presented in those financial statements in accordance with U.S. GAAP. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for the reporting period. Net assets of the Fund were unaffected by the reclassifications.
Reduction to Paid-in Capital	Reduction to Accumulated Net Investment Income	Reduction to Accumulated Net Realized Loss on Investments
$1,484,285	$153,522	$1,637,807

OPPENHEIMER ROCHESTER PENNSYLVANIA MUNICIPAL FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains are determined in accordance with federal income tax requirements, which may differ from the character of net investment income or net realized gains presented in those financial statements in accordance with U.S. GAAP. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for the reporting period. Net assets of the Fund were unaffected by the reclassifications.
Reduction to Paid-in Capital	Reduction to Accumulated Net Investment Income	Reduction to Accumulated Net Realized Loss on Investments
$1,143,881	$5,806,645	$6,950,526

OPPENHEIMER ROCHESTER HIGH YIELD MUNICIPAL FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains are determined in accordance with federal income tax requirements, which may differ from the character of net investment income or net realized gains presented in those financial statements in accordance with U.S. GAAP. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for the reporting period. Net assets of the Fund were unaffected by the reclassifications.
Reduction to Paid-in Capital	Reduction to Accumulated Net Investment Income	Reduction to Accumulated Net Realized Loss on Investments
$84,385,885	$6,017,764	$90,403,649